To the Trustees of the Pacific
Basin Equity Portfolio:

In planning and performing our
audit of the financial statements
of the Pacific Basin Equity
Portfolio (hereafter referred to as
the
"Portfolio") for the year ended
September 30, 1999, we considered
 its internal control, including
control activities for safeguarding
securities, in order to determine
our auditing procedures for the
purpose of expressing our opinion
on the financial statements and
to comply with the requirements of
Form N-SAR, not to provide
assurance on internal control.

The management of the Portfolio is
responsible for establishing
 and maintaining internal control.
In fulfilling this responsibility,
estimates and judgments by
management are required to assess
the
expected benefits and related costs
of controls.  Generally, controls
 that are relevant to an audit
pertain to the entity's objective
of
preparing financial statements and
financial highlights for external
 purposes that are fairly presented
in conformity with generally
accepted accounting principles.
Those controls include the
safeguarding of assets against
unauthorized acquisition, use or
disposition.

Because of inherent limitations in
internal control, error or
fraud may occur and not be
detected.  Also, projection of any
evaluation of internal control to
future periods is subject to the
risk that it may become inadequate
because of changes in
conditions or that the
effectiveness of the design and
operation
may deteriorate.

Our consideration of internal
control would not necessarily
disclose all matters in internal
control that might be material
weaknesses under standards
established by the American
Institute
of Certified Public Accountants.  A
material weakness is a
condition in which the design or
operation of one or more of the
internal control components does
not reduce to a relatively low
level the risk that misstatements
caused by error or fraud in
amounts that would be material in
relation to the financial
statements being audited may occur
and not be detected within
a timely period by employees in the
normal course of performing
 their assigned functions.
However, we noted no matters
involving internal control and its
operation, including controls
over safeguarding securities, that
we consider to be material
weaknesses as defined above as of
September 30, 1999.

This report is intended solely for
the information and use of
management, the Trustees of the
Pacific Basin Equity Portfolio
 and the Securities and Exchange
Commission and is not intended
 to be and should not be used by
anyone other than these
 specified parties.



PricewaterhouseCoopers LLP
Baltimore, Maryland
November 17, 1999